CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
1.750% Fixed Rate Notes due August 2017	$2,761,000.00	$320.55

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2) Paid herewith.

Filed under Rule 424(b)(2), Registration Statement No. 333-172579

Pricing Supplement No. 41 - Dated Monday, July 30, 2012 (To: Prospectus Dated May 10, 2012)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BBT3	$2,761,000.00	100.000%	1.250%	$2,726,487.50	Fixed	1.750%	Monthly	30/360	08/15/2017	09/15/2012	$2.09	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

					Trade Date: Monday, July 30, 2012 @ 12:00 PM ET								Westpac Banking Corporation

					Settle Date: Thursday, August 2, 2012								Prospectus dated May 10, 2012

Minimum Denomination/Increments: $1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

Westpac Banking Corporation					Joint Lead Managers and Lead Agents: BofA Merrill Lynch, Incapital LLC Agents: Citigroup, Deutsche Bank Securities,

Goldman, Sachs & Co., HSBC, J.P. Morgan, Morgan Stanley, UBS Investment Bank, Wells Fargo Advisors

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